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                                                                  Execution Copy

                        INVESTMENT SUBADVISORY AGREEMENT


     INVESTMENT SUBADVISORY AGREEMENT, dated as of June 15, 2004, by and between Diversified Investment Advisors, Inc., a Delaware corporation ("Diversified") and GE Asset Management Incorporated, a Delaware corporation ("Subadvisor").

                                   WITNESSETH:


     WHEREAS, Diversified has been organized to operate as an investment advisor registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and has been retained to provide investment advisory services to the Money Market Portfolio ("Portfolio"), a series of Diversified Investors Portfolios (the "Trust"), a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, Diversified desires to retain the Subadvisor to furnish it with portfolio investment advisory services in connection with Diversified's investment advisory activities on behalf of the Portfolio, and the Subadvisor is willing to furnish such services to Diversified.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. Duties of the Subadvisor. In accordance with the Investment Advisory Agreement between the Portfolio and Diversified attached hereto as Schedule A, Diversified hereby appoints the Subadvisor to perform the portfolio investment advisory services described herein for the investment and reinvestment of the Portfolio's assets, subject to the control and direction of the Trust's Board of Trustees, and any written guidelines adopted by the Trustees or Diversified, for the period and on the terms hereinafter set forth.

     The Subadvisor shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held uninvested, subject always to the provisions of the 1940 Act and to the Trust's then-effective registration statement under the 1940 Act as it relates to Portfolio, and any amendments or supplements thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission.

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     Additionally, Subadvisor shall (i) as promptly as reasonably practicable days after the end of each calendar month, furnish a report showing: (a) all transactions during such month, (b) all assets of the Portfolio on the last day of such month, rates of return, and (c) such other information relating to the Portfolio as Diversified may reasonably request; (ii) meet at least four times per year with Diversified and with such other persons as may be designated on reasonable notice and at reasonable locations, at the request of Diversified, to discuss general economic conditions, performance, investment strategy, and other matters relating to the Portfolio; and (iii) render such regular reports as the Portfolio's officers and Trustees may reasonably request concerning the Subadvisor's investment program for the Portfolio.

     The Subadvisor shall also make recommendations to Diversified as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's securities shall be exercised.

     Should the Board of Trustees make any definite determination as to investment policy with respect to the Portfolio and notify the Subadvisor thereof in writing and upon reasonable notice, the Subadvisor shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such policy has been revoked.

     The Subadvisor shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of Portfolio securities for the Portfolio's account with brokers or dealers selected by it, which may include brokers or dealers affiliated with the Subadvisor, and to that end the Subadvisor is authorized as the agent of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders, the Subadvisor is directed to seek for the Portfolio, in its reasonable best judgment, best execution, which is to place portfolio transactions where Portfolio can obtain the most favorable combination of price and execution services in particular transactions. Subject to the foregoing requirement of seeking best execution, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Subadvisor or the Portfolio. The Subadvisor shall not be deemed to have acted unlawfully or to have breached any duty under this Agreement or otherwise by reason of its having caused the Portfolio to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if the Subadvisor determines in good faith that such excess amount of commission was reasonable in relation to the value of the brokerage and research services provided, either in respect of that particular transaction or of the overall

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responsibilities of Subadvisor and its affiliates with respect to other clients as to which Subadvisor or its affiliates exercise investment discretion.

     2. Allocation of Charges and Expenses. The Subadvisor shall bear all expenses incurred by it in connection with its services under this Agreement. The Subadvisor shall not be responsible for any other expenses incurred by the Trust or Diversified, including, without limitation, any expenses or liabilities of the Portfolio, such as compensation and out-of-pocket expenses of any Trustee; governmental fees; interest charges; taxes; membership dues; fees and expenses of independent auditors, of legal counsel and of any transfer agent, administrator, distributor, shareholder servicing agents, registrar or dividend disbursing agent of the Portfolio; expenses of distributing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Portfolio; expenses connected with the execution, recording and settlement of Portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Portfolio; expenses of shareholder meetings; expenses of litigation and other extraordinary or non-recurring events and expenses relating to the issuance, registration and qualification of shares of the Portfolio.

     3. Compensation of the Subadvisor. For the services to be rendered hereunder, Diversified shall pay to the Subadvisor an investment advisory fee computed in accordance with the terms of Schedule B hereto. If the Subadvisor serves for less than the whole of any period specified, its compensation shall be prorated.

     4. Representations, Warranties and Covenants. Diversified and the Subadvisor each represent, warrant and agree that each of them: (i) are registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) are not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) have met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform investment advisory services for the Portfolio; (iv) have the authority to enter into and perform this Agreement, and the execution, delivery and performance by Diversified and Subadvisor of this Agreement does not contravene or constitute a default under any agreement binding upon either party; (v) in the case of Diversified, it has the authority to appoint the Subadvisor as an investment Subadvisor to perform the services contemplated by this Agreement; (vi) will promptly notify the other party of the

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occurrence of any event that would disqualify either party from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     5. Limitation on Subadvisor Liability.

     The Subadvisor, its officers and directors, and any person who controls the Subadvisor within the meaning of Section 15 of the Securities Act of 1933 shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders or by Diversified in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence (including, without limitation, material violations of Rule 2a-7 under the 1940 Act caused solely by the actions or inaction of the Subadvisor) on Subadvisor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     In no event will the Subadvisor have any responsibility or liability for any other series of the Trust, for any portion of the Trust not managed by the Subadvisor or for the acts or omissions of any other current, prior or interim adviser or subadvisor to the Trust. In particular, the Subadvisor shall have no responsibility for the Trust's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Trust as a whole or series of the Trust other than the Portfolio.

     In no event will the Subadvisor have any responsibility or liability for any investment transactions recommended or effected before the effective date of this Agreement, or for any violations or alleged violations of applicable law and regulation or investment policy or restriction applicable to the Trust or the Portfolio to the extent caused by Diversified's failure to provide timely written information as set forth in Section 8 below or to the extent caused by the failure of a broker-dealer affiliated with Diversified to comply with the requirements of Section 11(a)(1)(H) of the Securities Exchange Act of1934. Furthermore, in no event will the Subadvisor have any responsibility or liability for any inaction or actions taken by, or in respect of, any fund, account or other investment vehicle that invests in the Portfolio, including, without limitation, any registration statement, advertisement or other marketing materials, or other disclosure or information relating thereto.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and, unless terminated earlier as provided below, shall remain in force for two years, on which date it will

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terminate unless its continuance thereafter is specifically approved at least annually (a) by the vote of a majority of the Trustees of the Portfolio who are not "interested persons" to this Agreement or of the Subadvisor or Diversified at an in person meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. However, if the shareholders of the Portfolio fail to approve the Agreement as provided herein, the Subadvisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and Rules thereunder.

     This Agreement may be terminated at any time upon written notice without the payment of any penalty by the Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, or by Diversified (with the approval of the Trustees). The Subadvisor may terminate the Agreement only upon giving 60 days' advance written notice to Diversified. This Agreement shall automatically terminate in the event of its assignment.

     Except as otherwise provided by applicable law, this Agreement may be amended only if such amendment is approved by the vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Board of Trustees of Portfolio who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     8. Delivery of Trust Information; Certain Records.

     Diversified agrees to provide to the Subadvisor copies of the Trust's Declaration of Trust, By-Laws, Registration Statement, written instructions and directions of the Trustees and Diversified, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Subadvisor in writing any investments that are restricted or prohibited by the Portfolio, including those issued by entities that are affiliated persons, and any broker-dealers which are affiliated with Diversified, or with any entity other than the Subadvisor that serves as investment adviser, subadvisor or principal underwriter of the Portfolio.

     Any records to be maintained and preserved pursuant to the provisions of Rule 2a-7, Rule 31a-1 and Rule 31a-2 adopted under the 1940 Act which are prepared or

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maintained by the Subadvisor on behalf of the Portfolio are the property of the
Portfolio and will be surrendered promptly to the Portfolio on request.

     9. Survival of Compensation Rates. All rights to compensation under this Agreement shall survive the termination of this Agreement.

     10. Entire Agreement. This Agreement states the entire agreement of the parties with respect to investment advisory services to be provided to the Portfolio by the Subadvisor and may not be amended except in a writing signed by the parties hereto and approved in accordance with Section 7 hereof.

     11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     12. Change of Management and Pending Litigation. Each of Diversified and Subadvisor represents to the other party that it will disclose to such party any significant change or variation in its management structure or personnel or any significant change or variation in its management style or investment philosophy with respect to the Portfolio promptly after it has knowledge thereof. In addition, each of Diversified and Subadvisor represents to the other party that it will disclose to such party, promptly after it has knowledge thereof, the existence of any pending material legal action being brought against it whether in the form of a lawsuit or an enforcement action by any federal or state governmental agency.

     Each of Diversified and Subadvisor represents to the other party that any information received by it pursuant to this section will be kept strictly confidential and will not be disclosed any third party.

     13. Use of Name. Subadvisor hereby agrees that, during the term of this Agreement, Diversified may use the Subadvisor's name in its marketing or advertising materials. Diversified agrees to allow the Subadvisor to examine and approve any such materials prior to use.

     14. Override Provisions. If this Agreement is subject to approval by a vote of a majority of the Portfolio's outstanding voting securities within 150 days after the date of this Agreement as provided by Rule 15a-4 under the 1940 Act, and such approval is not timely obtained, this Agreement shall immediately terminate without penalty to the Portfolio, and Subadvisor shall be paid for services rendered through the date of such termination; provided, this Section shall apply only in the event such a shareholder vote is required and no exemptive.

     15. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Subadvisor or Diversified, as the case may be, upon

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receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which providers evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Diversified shall be sent to the attention of Robert Colby, General Counsel, Diversified Investment Advisors, 4 Manhattanville Road, Purchase, NY 10577.
All notices provided to the Subadvisor shall be sent to the attention of Matt Simpson, Senior Vice-President, General Counsel - Asset Management Services,
GE Asset Management Incorporated. 3001 Summer Street P.O. Box 120031 Stamford, CT 06912. Facsimile: 203-708-3107.



         [Remainder of page intentionally blank; signature page follows]


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     IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                           Diversified Investment Advisors, Inc.


                                           By:__________________________________


                                           GE Asset Management


                                           By:__________________________________


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                                                                  Execution Copy

                                   SCHEDULE A
                                   ----------

                  [Attach copy of Investment Advisory Agreement
                     between the Portfolio and Diversified]


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                                                                  Execution Copy

                                   Schedule B
                                   ----------

The Subadvisor shall be compensated for its services under this Agreement a fee computed daily and paid quarterly at an annual rate based on the average daily net assets of the Fund as described below. The fee schedule shall only be amended by written agreement by the parties.

                                  Fee Schedule
                                  ------------

                .05% (five basis points) annual fee on all assets

Net assets are equal to the market value of the Portfolio. Fees will be calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve.

Subadvisor further agrees that if at anytime during the term of this Agreement, Subadvisor offers another of its unaffiliated U.S. mutual fund clients for which Subadvisor acts as subadvisor and which has similar size (or lower) assets as that of the Portfolio a lower fee than that set forth in this Schedule A for the management of a similarly structured Money Market Portfolio/Fund then Diversified will also be charged the lower rate. Diversified will benefit from the lower rate from the first day that it is in effect for Subadvisor's other client. The foregoing however shall not be applicable to any qualifying client which pays Subadvisor a performance fee and, for the avoidance of doubt, shall exclude without limitation Elfun Money Market Fund, GE S&S Money Market Fund, and the money market portfolios of GE Investments Funds, Inc., GE Funds, and GE Institutional Funds. It is understood and agreed by both Subadvisor and Diversified that this paragraph is applicable solely to Diversified's Money Market Portfolio and not to any other fund assets which Subadvisor now manages or may manage in the future on Diversified's behalf.


                                           GE Asset Management


                                           By:__________________________________


                                           Diversified Investment Advisors, Inc.


                                           By:__________________________________